Exhibit 4.4


THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                                2MARKET, INC.

                           IMMEDIATELY EXERCISABLE

                      INCENTIVE STOCK OPTION AGREEMENT



     2Market, Inc. (the "Company") granted to the individual named below an option to purchase certain shares of common stock of the Company, in the manner and subject to the provisions of this Option Agreement.

1.   Definitions:

  a)   "Optionee" shall mean                                   .

  b)   "Date of Option Grant" shall mean                             .

  c)   "Number of Option Shares" shall mean                      shares of
        common stock of the Company as adjusted from time to time pursuant to paragraph 9 below.

  d)   "Exercise Price" shall mean $             per share as adjusted from
       time to time pursuant to paragraph 9 below.

  e)   "Initial Exercise Date" shall be the Date of Option Grant.

  f) "Initial Vesting Date" shall be the date occurring one (1) year after the Date of Option Grant.

  g)   Determination of "Vested Ratio":

               Vested Ratio

               Prior to Initial Vesting Date      0

               On Initial Vesting Date,      1/4
               provided the Optionee is
               continuously employed by
               a Participating Company from
               the Date of Option Grant until
               the Initial Vesting Date

               Plus

               For each full month      1/48
               of the Optionee's
               continuous employment by a
               Participating Company from the
               Initial Vesting Date

               In no event shall the Vested
               Ratio exceed 1/1.

  h) "Option Term Date" shall mean the date ten (10) years after the Date of Option Grant.

  i)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

  j) "Company" shall mean 2Market, Inc., a California corporation, and any successor corporation thereto.

  k) "Participating Company" shall mean (1) the Company and (2) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

  l) "Participating Company Group" shall mean at any point in time all corporations collectively which are then a Participating Company.

  m)   "Plan" shall mean the 2Market, Inc. 1995 Stock Option Plan.

2. Status of the Option. This Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee's own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4.   Exercise of the Option.

  a) Right to Exercise. Except as provided in paragraph 4(f) below, the Option shall be immediately exercisable in its entirety on and after the Initial Exercise Date subject to the Optionee's agreement that any shares purchased upon exercise are subject to the Company's repurchase rights set forth in paragraph 11 and paragraph 12 below. Notwithstanding the foregoing, except as provided in paragraph 16 below, the aggregate fair market value of the stock with respect to which the Optionee may exercise the Option for the first time during any calendar year, together with any other incentive stock options which are exercisable for the first time during any such year, as determined in accordance with section 422(d) of the Code, shall not exceed One Hundred Thousand Dollars ($100,000). Such limitation on exercise described in section 422(d) of the Code shall be referred to in this Option Agreement as the "$100,000 Exercise Limitation." In no event shall the Option be exercisable for more shares than the Number of Option Shares. In addition to the foregoing, in the event that the adoption of the Plan or any amendment of the Plan is subject to the approval of the Company's shareholders in order for the Option to comply with the requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended
       (the "Exchange Act"), the Option shall not be exercisable prior to such shareholder approval if the Optionee is subject to Section 16(b) of the Exchange Act, unless the Board, in its sole discretion, approves the exercise of the Option prior to such shareholder approval.

  b) Method of Exercise. The Option may be exercised by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee's investment intent with respect to such shares and other administrative matters as may be required pursuant to the provisions of this Option Agreement and the exercise form used by the Company. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in paragraph 6 below, accompanied by (1) full payment of the exercise price for the number of shares being purchased and (2) an executed copy, if required herein, of the then current forms of escrow and security agreement referenced below.

  c)   Payment of Exercise Price.

  (1) Forms of Payment Authorized. Payment of the exercise price for the number of shares for which the Option is being exercised shall be made
       (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's common stock owned by the Optionee having a value not less than the option price, which either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company, (iii) if expressly authorized by the Company, in its sole discretion, at the time of Option exercise, by the Optionee's recourse promissory note in a form approved by the Company;
       (iv) by Immediate Sales Proceeds, as defined below, or (v) by any combination of the foregoing.

  (2) Tender of Company Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company of shares of the Company's common stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's common stock.

  (3) Promissory Note. Unless otherwise specified by the Board at the time the Option is granted, a promissory note permitted in accordance with clause (c)(1)(iii) above shall not exceed the amount permitted by law to be paid by a promissory note and shall be a full recourse note in a form satisfactory to the Company, with principal payable four (4) years after the date the Option is exercised. Interest on the principal balance of the promissory note shall be payable in annual installments at the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. Such recourse promissory note shall be secured by the shares of stock acquired pursuant to the then current form of security agreement as approved by the Company. In the event the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations. Except as the Company in its sole discretion shall determine, the Optionee shall pay the unpaid principal balance of the promissory note and any accrued interest thereon upon termination of the Optionee's employment with the Participating Company Group for any reason, with or without cause.

   (4) Immediate Sales Proceeds. "Immediate Sales Proceeds" shall mean the assignment in form acceptable to the Company of the proceeds of a sale of some or all of the shares acquired upon the exercise of the Option pursuant to a program and/or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline to approve any such program and/or procedure.

 d) Tax Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (1) the exercise, in whole or in part, of the Option, (2) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (3) the operation of any law or regulation providing for the imputation of interest, or (4) the lapsing of any restriction with respect to any shares acquired on exercise of the Option. The Optionee is cautioned that the Option is not exercisable unless the Participating Company Group's withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

 e) Certificate Registration. Except in the event the exercise price is paid by Immediate Sales proceeds, the certificate or certificates for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

 f) Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (1) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (2) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. Questions concerning this restriction should be directed to the Chief Financial Officer of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

 g) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5. Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee's legal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above, (b) the last date for exercising the Option following termination of employment as described in paragraph 7 below, or (c) a Transfer of Control to the extent provided in paragraph 8 below.

7.  Termination of Employment.

 a) Termination of the Option.  If the Optionee ceases to be an employee of the Participating Company Group for any reason, except death or disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. If the Optionee ceases to be an employee of the Participating Company Group because of the death or disability of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months from the date on which the Optionee's employment terminated, but in any event no later than the Option Term Date. The Optionee's employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee's
    termination of employment.   Notwithstanding the provisions of this
    paragraph 7(a), the Option may not be exercised after the Optionee's termination of employment if the shares to be acquired on exercise of the Option would be Unvested Shares as that term is defined in paragraph
    11 below.  THE OPTIONEE IS CAUTIONED THAT IF HIS OR HER
    EMPLOYMENT IS TERMINATED DUE TO A DISABILITY NOT DESCRIBED IN SECTION 422(c) OF THE INTERNAL REVENUE CODE AND THE OPTIONEE CHOOSES TO EXERCISE THE OPTION MORE THAN THREE (3) MONTHS AFTER THE DATE OF TERMINATION, THE OPTION MAY LOSE ITS STATUS AS AN INCENTIVE STOCK OPTION AND BE TREATED INSTEAD AS A NONSTATUTORY STOCK OPTION, AND THE OPTIONEE MAY OWE APPLICABLE WITHHOLDING TAXES AT THE TIME OF THE EXERCISE.

 b) Employee and Termination of Employment Defined. For purposes of this paragraph 7, the term "employee" shall mean any person, including officers and directors, employed by a Participating Company or performing services for a Participating Company as a director or consultant. For purposes of this paragraph 7, the Optionee's employment shall be deemed to have terminated if the Optionee ceases to be employed by a Participating Company (whether upon an actual termination of employment or upon the Optionee's employer ceasing to be a Participating Company). The Optionee's employment shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee serves as an employee, provided that there is no interruption or termination of the Optionee's service as an employee.
    THE OPTIONEE IS CAUTIONED THAT IF THE OPTION IS EXERCISED MORE THAN THREE
    (3) MONTHS AFTER THE DATE ON WHICH THE OPTIONEE'S EMPLOYMENT (OTHER THAN AS A DIRECTOR, CONSULTANT, ADVISOR OR OTHER INDEPENDENT CONTRACTOR) TERMINATED, THE OPTION MAY CEASE TO BE AN INCENTIVE STOCK OPTION. THE OPTIONEE SHOULD CONSULT WITH THE OPTIONEE'S OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF ANY SUCH DELAYED EXERCISE.

 c) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 4(f) above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisors as to the tax consequences to the Optionee of any such delayed exercise.

 d) Extension if Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (1) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (2) the one hundred and ninetieth (190th) day after the Optionee's termination of employment, or (3) the Option Term Date. The Company makes no representation as to the tax consequences of any such delayed exercise. The Optionee should consult with the Optionee's own tax advisors as to the tax consequences to the Optionee of any such delayed exercise.

 e) Leave of Absence. For purposes hereof, the Optionee's employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee's employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee's right to reemployment with the Participating Company Group remains guaranteed by statute or contract. Notwithstanding the foregoing, however, a leave of absence shall be treated as employment for purposes of determining the Optionee's Vested Ratio if and only if the leave of absence is designated by the Company as (or required by law to be) a leave for which vesting credit is given.

8. Ownership Change and Transfer of Control. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

 a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company;

 b) a merger or consolidation in which the Company is a party;

 c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more subsidiary corporations of the Company); or

 d) a liquidation or dissolution of the Company.

        A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such transaction.

          In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to either assume the Company's rights and obligations under this Option Agreement or substitute an option for the Acquiring Corporation's stock for the Option. The Option shall terminate and cease to be outstanding effective as of the date of the Transfer of Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control.

     9. Effect of Change in Stock Subject to the Option. Appropriate adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change) shares of another corporation (the "New Shares"), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

     10. Rights as a Shareholder or Employee. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee's employment at any time.

     11.  Unvested Share Repurchase Option.

           a) Unvested Share Repurchase Option. In the event the Optionee's employment with the Participating Company Group is terminated for any reason, with or without cause, or if the Optionee or the Optionee's legal representative attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change) any shares acquired upon exercise of the Option which exceed the Optionee's Vested Shares as defined in paragraph 11(b) below (the "Unvested Shares"), the Company shall have the right to repurchase the Unvested Shares under the terms and subject to the conditions set forth in this paragraph 11 (the "Unvested Share Repurchase Option").

           b) Vested Shares and Unvested Shares Defined. The total Number of Option Shares multiplied by the Vested Ratio as set forth in paragraph 1 above are Vested Shares. For purposes of this paragraph 11, the Unvested Shares are the number of shares acquired upon exercise of the Option in excess of the Vested Shares.

           c) Exercise of Unvested Share Repurchase Option. The Company may exercise the Unvested Share Repurchase Option by written notice to the Optionee within sixty (60) days after (i) such termination of employment (or exercise of the Option, if later) or (ii) the Company has received notice of the attempted disposition. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Optionee otherwise agree.

           d) Payment for Shares and Return of Shares. Payment by the Company to the Optionee shall be made in cash within thirty (30) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled. The purchase price per share being repurchased by the Company shall be an amount equal to the Optionee's original cost per share, as adjusted pursuant to paragraph 9 above. The shares being repurchased shall be delivered to the Company by the Optionee at the same time as the delivery of the purchase price to the Optionee.

           e) Assignment of Unvested Share Repurchase Option. The Company shall have the right to assign the Unvested Share Repurchase Option at any time, whether or not such option is then exercisable, to one or more persons as may be selected by the Company.

           f) Early Termination of Unvested Share Repurchase Option. The other provisions of this paragraph 11 notwithstanding, the Unvested Share Repurchase Option shall terminate and be of no further force or effect upon
(i) a merger in which the Company is not the surviving corporation (other than a merger in which the shareholders of the Company before such merger retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving corporation) or (ii) the sale or exchange of all or substantially all of the Company's assets (other than a sale or transfer to a subsidiary of the Company as defined in section 425(f) of the Code).

12.  Right of First Refusal.

13. Right of First Refusal. Except as provided in paragraph 12(g), in the event the Optionee proposes to sell, pledge, or otherwise transfer any shares acquired upon the exercise of the Option (the "Transfer Shares") to any person or entity, including, without limitation, any shareholder of the Participating Company Group, the Company shall have the right to repurchase the Transfer Shares under the terms and subject to the conditions set forth in this paragraph 12 (the "Right of First Refusal").

14. Notice of Proposed Transfer. Prior to any proposed transfer of the Transfer Shares, the Optionee shall give a written notice (the "Transfer Notice") to the Company describing fully the proposed transfer, including the number of Transfer Shares, the name and address of the proposed transferee (the "Proposed Transferee") and, if the transfer is voluntary, the proposed transfer price and containing such information necessary to show the bona fide nature of the proposed transfer. In the event of a bona fide gift or involuntary transfer, the proposed transfer price shall be deemed to be the fair market value of the Transfer Shares as determined by the Company in good faith. In the event the Optionee proposes to transfer any Transfer Shares to more than one (1) Proposed Transferee, the Optionee shall provide a separate Transfer Notice for the proposed transfer to each Proposed Transferee. The Transfer Notice shall be signed by both the Optionee and the Proposed Transferee and must constitute a binding commitment of the Optionee and the Proposed Transferee for the transfer of the Transfer Shares to the Proposed Transferee subject only to the Right of First Refusal.

15. Bona Fide Transfer. In the event that the Company shall determine that the information provided by the Optionee in the Transfer Notice is insufficient to establish the bona fide nature of a proposed voluntary transfer, the Company shall give the Optionee written notice of the Optionee's failure to comply with the procedure described in this paragraph 12 and the Optionee shall have no right to transfer the Transfer Shares without first complying with the procedure described in this paragraph 12. The Optionee shall not be permitted to transfer the Transfer Shares if the proposed transfer is not bona fide.

16. Exercise of Right of First Refusal. In the event the proposed transfer is deemed to be bona fide, the Company shall have the right to purchase all, but not less than all, of the Transfer Shares (except as the Company and the Optionee otherwise agree) at the purchase price and on the terms set forth in the Transfer Notice by delivery to the Optionee of a notice of exercise of the Right of First Refusal within thirty (30) days after the date the Transfer Notice is delivered to the Company. The Company's exercise or failure to exercise the Right of First Refusal with respect to any proposed transfer described in a Transfer Notice shall not affect the Company's right to exercise the Right of First Refusal with respect to any proposed transfer described in any other Transfer Notice, whether or not such other Transfer Notice is issued by the Optionee or issued by a person other than the Optionee with respect to a proposed transfer to the same Proposed Transferee. If the Company exercises the Right of First Refusal, the Company and the Optionee shall thereupon consummate the sale of the Transfer Shares to the Company on the terms set forth in the Transfer Notice within sixty (60) days after the date of the Transfer Notice is delivered to the Company (unless a longer period is offered by the Proposed Transferee); provided, however, that in the event the Transfer Notice provides for the payment for the Transfer Shares other than in cash, the Company shall have the option of paying for the Transfer Shares by the present value cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company.
For purposes of the foregoing, cancellation of any indebtedness of the Optionee to any Participating Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest canceled.

17. Failure to Exercise Right of First Refusal. If the Company fails to exercise the Right of First Refusal in full within the period specified in paragraph 12(d) above, the Optionee may conclude a transfer to the Proposed Transferee of the Transfer Shares on the terms and conditions described in the Transfer Notice, provided such transfer occurs not later than ninety (90) days following delivery to the Company of the Transfer Notice. The Company shall have the right to demand further assurances from the Optionee and the Proposed Transferee (in a form satisfactory to the Company) that the transfer of the Transfer Shares was actually carried out on the terms and conditions described in the Transfer Notice. No Transfer Shares shall be transferred on the books of the Company until the Company has received such assurances, if so demanded, and has approved the proposed transfer as bona fide. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance by the Optionee with the procedure described in this paragraph 12.

18. Transferees of Transfer Shares. All transferees of the Transfer Shares or any interest therein, other than the Company, shall be required as a condition of such transfer to agree in writing (in a form satisfactory to the Company) that such transferee shall receive and hold such Transfer Shares or interests subject to the provisions of this paragraph 12 providing for the Right of First Refusal with respect to any subsequent transfer. Any sale or transfer of any shares acquired upon exercise of the Option shall be void unless the provisions of this paragraph 12 are met.

19. Transfers Not Subject to Right of First Refusal. Notwithstanding the foregoing, the Right of First Refusal shall not apply to any transfer or exchange of the shares acquired pursuant to the exercise of the Option if such transfer or exchange is in connection with an Ownership Change. If the consideration received pursuant to such transfer or exchange consists of stock of a Participating Company, such consideration shall remain subject to the Right of First Refusal unless the provisions of paragraph 12(i) below result in a termination of the Right of First Refusal.

20. Assignment of Right of First Refusal. The Company shall have the right to assign the Right of First Refusal at any time, whether or not the Optionee has attempted a transfer, to one (1) or more persons as may be selected by the Company.

21. Early Termination of Right of First Refusal. The other provisions of this paragraph 12 notwithstanding, the Right of First Refusal shall terminate, and be of no further force and effect, upon (1) the occurrence of a Transfer of Control, unless the Acquiring Corporation assumes the Company's rights and obligations under the Plan, or (2) the existence of a public market for the class of shares subject to the Right of First Refusal. A "public market" shall be deemed to exist if (x) such stock is listed on a national securities exchange (as that term is used in the Exchange Act) or
(y) such stock is traded on the over-the-counter market and prices therefor are published daily on business days in a recognized financial journal.

22.  Escrow.

23. Establishment of Escrow. To ensure that shares subject to the Unvested Share Repurchase Option, the Right of First Refusal, and/or security for any promissory note will be available for repurchase, the Company may require the Optionee to deposit the certificate or certificates evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company. If the Company does not require such deposit as a condition of exercise of the Option, the Company reserves the right at any time to require the Optionee to so deposit the certificate or certificates in escrow. The Company shall bear the expenses of the escrow.

24. Delivery of Shares to Optionee. As soon as practicable after the expiration of the Unvested Share Repurchase Option and the Right of First Refusal, and after full repayment on any promissory note secured by the shares in escrow, but not more frequently than twice each calendar year, the agent shall deliver to the Optionee the shares no longer subject to such restriction and no longer security for any promissory note.

25. Notices and Payments. In the event the shares held in escrow are subject to the Company's exercise of the Unvested Share Repurchase Option or the Right of First Refusal, the notices required to be given to the Optionee shall be given to the escrow agent and any payment required to be given to the Optionee shall be given to the escrow agent. Within thirty (30) days after payment by the Company, the escrow agent shall deliver the shares which the Company has purchased to the Company and shall deliver the payment received from the Company to the Optionee.

26. Stock Dividends Subject to Option Agreement. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new, substituted or additional securities to which the Optionee is entitled by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option, the Right of First Refusal, and/or any security interest held by the Company with the same force and effect as the shares subject to the Unvested Share Repurchase Option, the Right of First Refusal, and such security interest immediately before such event.

27. Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee's name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to the Option requesting the transfer agent for the Company's stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

28. Exception To $100,000 Exercise Limitation. Notwithstanding any other provision of this Option Agreement, if compliance with the $100,000 Exercise Limitation as set forth in paragraph 4(a) above will result in the exercisability of any Vested Shares (as defined in paragraph 11(b) above) being delayed more than thirty (30) days beyond the vesting date for such shares, the Option shall be deemed to be two (2) options. The first option shall be for the maximum number of shares subject to the Option that can comply with the $100,000 Exercise Limitation without causing the Option to be unexercisable as to Vested Shares. The second option, which shall not be treated as an incentive stock option as described in section 422(b) of the Code, shall be for the balance of the shares subject to the Option and shall be exercisable on the same terms and at the same time as set forth in this Option Agreement; provided, however, that (a) the second sentence of paragraph 4(a) above shall not apply to the second option and (b) such shares shall become Vested Shares on the same date or dates as set forth in this Option Agreement without regard to this paragraph. Unless the Optionee specifically elects to the contrary in the Optionee's written notice of exercise, the first option shall be deemed to be exercised first to the maximum possible extent and then the second option shall be deemed to be exercised.

29. Representations and Warranties. In connection with the receipt of the Option, the Optionee hereby agrees, represents and warrants as follows:

30. The Optionee has (i) a preexisting personal or business relationship with the Company or any of its officers, directors, or controlling persons, consisting of personal or business contacts of a nature and duration to enable the Optionee to be aware of the character, business acumen and general business and financial circumstances of the person with whom such relationship exists, or (ii) such knowledge and experience in financial and business matters as to make the Optionee capable of evaluating the merits and risks of an investment in the option Shares and to protect the Optionee's own interests in the transaction, or (iii) both such relationship and such knowledge and experience.

31. The Optionee understands that Option and any shares acquired upon exercise of the Option have not been qualified under the Corporate Securities Law of 1968, as amended, of the State of California by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Optionee's representations as expressed herein. the Optionee understands that the Company is relying on the Optionee's representations and warrants that the Company is entitled to rely on such representations and that such reliance is reasonable.

32. Legends. The Company may at any time place legends referencing the Unvested Share Repurchase Option set forth in paragraph 11 above and the Right of First Refusal set forth in paragraph 12 above, and any applicable foreign, federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph 18. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

33. "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT."

34. Any legend required to be placed thereon by the Commissioner of Corporations of the State of California.

35. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN UNVESTED SHARE REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

36. "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

37. "THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("ISO"). IN ORDER TO OBTAIN THE PREFERENTIAL TAX TREATMENT AFFORDED TO ISOs,
THE SHARES SHOULD NOT BE TRANSFERRED PRIOR TO               .  SHOULD THE
REGISTERED HOLDER ELECT TO TRANSFER ANY OF THE SHARES PRIOR TO THIS DATE AND FOREGO ISO TAX TREATMENT, THE TRANSFER AGENT FOR THE SHARES SHALL NOTIFY THE CORPORATION IMMEDIATELY. THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE INCENTIVE STOCK OPTION IN THE REGISTERED HOLDER'S NAME (AND NOT IN THE NAME OF ANY NOMINEE) PRIOR TO THIS DATE OR UNTIL TRANSFERRED AS DESCRIBED ABOVE."

38. Initial Public Offering. The Optionee hereby agrees that in the event of an initial public offering of stock made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitation shall not apply to shares registered in the initial public offering under the Securities Act. The Optionee shall be subject to this paragraph provided and only if the officers and directors of the Company are also subject to similar arrangements.

39. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

40. Termination or Amendment. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan and/or the Option at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an Incentive Stock Option.

41. Integrated Agreement. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

42. Applicable Law. This Option Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.


                                        2MARKET, INC.


                                        By:

                                        Title:



     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Unvested Share Repurchase Option set forth in paragraph 11, the Right of First Refusal set forth in paragraph 12, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement. The Optionee acknowledges receipt of a copy of the Plan.



Date: